THE
BANK OF
 NEW
YORK

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                                ESCROW AGREEMENT

                                     between

                  BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

                                       and

                              THE BANK OF NEW YORK


                           Dated as of March 17, 2003



                ACCOUNT NUMBER(S)____________________________


       SHORT TITLE OF ACCOUNT: BACAP Alternative Multi-Strategy Escrow
                               ---------------------------------------



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

ESCROW AGREEMENT made this 17th day of March 2003, by and between THE BANK OF NEW YORK ("Escrow Agent") and the undersigned (the "Depositor").

Depositor and Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, Escrow Agent shall hold in escrow and shall distribute Escrow Property (as defined herein) in accordance with and subject to the following Instructions and Terms and Conditions:


                                  I. INSTRUCTIONS:

1.    Escrow Property

      The property and/or funds deposited or to be deposited with Escrow Agent by Depositor shall be as follows:

      1. All property and funds of investors or prospective investors in Depositor deposited by Depositor with the Escrow Agent in connection with such investors or prospective investors subscribing for limited liability company interests of Depositor (collectively, "Subscription Property"); and

      2. All property and funds deposited by Depositor with the Escrow Agent in connection with repurchases by the Depositor of its limited liability company interests from its interestholders (collectively, "Repurchase Property").

      The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively the "Distributions") received by Escrow Agent, less any property and/or funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as "Escrow Property."

      Each of the Subscription Property and the Repurchase Property shall be retained in a separate and distinguishable sub-account maintained by Escrow Agent (the "Subscription Account" and "Repurchase Account", respectively) and shall not be commingled in any way. Escrow Agent shall place property and/or funds in the Subscription Account or the Repurchase Account in accordance with the written instructions of two officers of Depositor. If Depositor does not provide such written instructions with respect to any particular property or funds, the Escrow Agent shall place such property or funds in the Subscription Account.

2. Investment of Escrow Property Escrow Agent shall invest or reinvest Escrow Property, without distinction between principal and income, in such manner as the Escrow Agent and Depositor may agree from time to time. Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph 4 of the Terms and Conditions.

3.    Distribution of Escrow Property

      Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

      (a) Upon written instructions by two officers of Depositor, Escrow Agent promptly shall wire or issue by check the principal and/or interest balances on deposit in the Subscription Account to the account or accounts or addresses designated by the Depositor on the closing date of an offering of the Depositor's limited liability company interests; and (b) Upon written instructions by two officers of Depositor, Escrow Agent promptly shall issue: (i) principal balances on deposit in the Repurchase Account in check or wire form to the repurchasing member or as otherwise provided in the written instructions and (ii) interest balances on deposit in the Repurchase Account by wire to the Depositor.

4.    Addresses

      Notices, instructions, certifications and other communications shall be sent to Escrow Agent, Insurance Trust and Escrow Department, 101 Barclay Street - 8W Floor, New York, New York 10286, and to Depositors as follows:

      Brian J. Smith and Karen L. Kennedy
      BACAP Distributors, LLC
      Bank of America Plaza
      NC1-002-12-01
      101 South Tryon Street
      Charlotte, North Carolina  28255

      With a copy to:

      Legal department
      BACAP Distributors, LLC
      Bank of America Plaza
      NC1-002-33-31
      101 South Tryon Street
      Charlotte, NC 28255

5.    Distribution of Escrow Property Upon Termination

      Upon termination of this Escrow Agreement, Escrow Property then held hereunder shall be distributed to a successor escrow agent as provided by Depositor in written instructions signed by two officers of Depositor.

6.    Compensation

      (a) Depositor shall pay Escrow Agent an annual fee of $3,500, or such other amount as the parties may agree to from time to time, payable upon execution of this Agreement and thereafter on each anniversary date of this Agreement. The annual fee shall be pro-rated for any portion of a year in which the Escrow Agent provides services as contemplated by this Agreement if the Agreement is terminated less than six months into such year.

      (b) Depositor shall be responsible for and shall reimburse Escrow Agent upon demand for all expenses, disbursements and advances incurred or made by Escrow Agent in connection with this Agreement.


                            II. TERMS AND CONDITIONS:

1. The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not in its capacity as Escrow Agent be subject to, nor required to comply with, any other agreement to which the Depositor is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any Depositor or any entity acting on its behalf. Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

2. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy or claim to any other entity or person whatsoever.

3. If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Property attributable to one or both sub-accounts (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), Escrow Agent is authorized to comply therewith in any reasonable manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent reasonably complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4. (a) Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document reasonably believed to be from the Depositor or any duly authorized entity acting on behalf of the Depositor or (ii) for any consequential, punitive or special damages.

      (b) Notwithstanding the foregoing or any other provisions contained in this Escrow Agreement, Escrow Agent may distribute Escrow Property in reliance upon any certificate or document that the Escrow Agent reasonably believes meets the provisions for distributing Escrow Property pursuant to Sections I.3 and I.5 of this Escrow Agreement.

      (c) If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder with respect to a sub-account are not promptly paid when due, Escrow Agent may reimburse itself therefor from the Escrow Property attributable to such sub-account and may sell, convey or otherwise dispose of any Escrow Property attributable to such sub-account for such purpose.

      (d) As security for the due and punctual performance of any and all of Depositor's obligations to Escrow Agent hereunder, now or hereafter arising with respect to a sub-account, Depositor hereby pledges, assigns and grants to Escrow Agent a continuing security interest in, and a lien on, the Escrow Property and all Distributions thereon or additions thereto (whether such additions are the result of deposits by Depositor or the investment of Escrow Property) attributable to such sub-account. The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against Depositor and all third parties in accordance with the terms of this Escrow Agreement.

      (e) Escrow Agent may consult with legal counsel as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

      (f) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility), provided that the Escrow Agent is maintaining such back-up systems and disaster recovery plans as are required by applicable law and its regulators, or, in the event it is not, then such loss or delay would have arisen even if it were.

5. Unless otherwise specifically set forth herein, Escrow Agent shall promptly proceed to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to Escrow Agent's usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

6. Escrow Agent shall provide to Depositor monthly statements identifying transactions, transfers or holdings of Escrow Property by sub-account. Escrow Agent also shall provide a daily summary of amounts deposited and the status of available funds by sub-account. Each such statement shall be deemed to be correct and final upon receipt thereof by the Depositor unless Escrow Agent is notified in writing to the contrary within thirty
      (30) business days of the date of such statement.

7. Escrow Agent shall not in the absence of its own negligence or willful misconduct be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

8. Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the "Addresses" provision herein (or to such other address as may be substituted therefor by written notification to Escrow Agent or Depositor). Notices shall be deemed to be given when actually received by the Escrow Agent or the Depositor, as the case may be. Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications that are reasonably believed by it to have been sent or given by two officers of the Depositor or by a person or persons duly authorized by Depositor. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

9. Depositor shall be liable for and shall reimburse and indemnify Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses caused by its negligence or willful misconduct.

10. (a) Depositor may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days' prior notice in writing signed by the Depositor. Escrow Agent may resign at any time by giving to Depositor fifteen (15) calendar days' prior written notice thereof.

      (b) Within ten (10) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, Depositor shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Depositor at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of, the Depositor.

      (c) Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent's fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

      (d) Upon delivery of the Escrow Property to a successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder and this Agreement shall terminate immediately.

11. (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Property, unless Escrow Agent receives written instructions, signed by two officers of Depositor, which eliminates such ambiguity or uncertainty.

      (b) In the event of any dispute between or conflicting claims by the Depositor and/or any other person or entity with respect to any Escrow
      Property, Escrow Agent shall be entitled, in its sole and reasonable discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Depositor for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole and reasonable discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of the Depositor.

12. This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. The Depositor hereby submits to the personal jurisdiction of and agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York. Each party hereby waives the right to trial by jury. To the extent that in any jurisdiction the Depositor may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each party waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

13. Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

14. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

15. Each party hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by the party does not and will not violate any applicable law or regulation.

16. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

17. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

18. In addition to the termination provided for in Section 10(d) of this Agreement, this Agreement shall terminate automatically upon liquidation or other termination of the business of the Depositor. The provisions of these Terms and Conditions shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

19. No printed or other material in any language, including notices, reports and promotional material which mentions "The Bank of New York" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by the Depositor, or on the Depositor's behalf, without the prior written consent of Escrow Agent, except the Registration Statement of the Depositor (including the prospectus and statement of additional information of the Depositor) and the subscription documentation of the Depositor.

20. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

21. This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

22. The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Depositor shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Depositor will provide the Escrow Agent with appropriate tax documentation. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrowed Property and is not responsible for any other reporting. This paragraph and paragraph (9) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

      IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.


                        BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

                                    By:___________________________________
                                    Name:_________________________________
                                    Title:________________________________


                                    THE BANK OF NEW YORK, as Escrow Agent

                                    By:___________________________________
                                    Name:_________________________________
                                    Title:________________________________

03564.0004 #393516